Exhibit 10.1

STOCKHOLDERS'  AGREEMENT

STOCKHOLDERS ' AGREEMENT (this "Agreement"), dated as of January 14, 2016 between 6D Global Technologies, Inc., a Delaware corporation (the "Company"), and NYGG (Asia) Ltd., a company organized under the laws of the British Virgin Islands, for itself and on behalf of its affiliates (collectively, "Stockholders").

WHEREAS, the Company 's common stock, par value $0.00001 ("Common Stock"), is listed for trading on The NASDAQ Stock Market ("NASDAQ");

WHEREAS, NASDAQ has halted trading in the Common Stock; and WHEREAS, in connection with the NASDAQ trade halt, Company has requested Stockholders, and Stockholders have agreed, to enter into this Agreement with respect to all shares of Common Stock that Stockholders beneficially own (the "Shares").

NOW, THEREFORE, in consideration ofthe mutual premises and promises herein contained, the parties, intending to be legally bound , agree as follows:

ARTICLE 1
GRANT OF PROXY

Section 1.01.  Irrevocable Proxy. Stockholders hereby revoke any and all previous proxies or powers of attorney granted with respect to the Shares. By entering into this Agreement, Stockholders hereby grant a proxy, in the form attached hereto as Exhibit A, and appoint Mr. Tejune Kang, the Chairman and Chief Executive Officer of the Company ("CEO") and any successor to or designee of the CEO, as Stockholders' attorney -in fact and proxy, with full power of substitution, for and in Stockholders ' names, to vote the Shares at any annual or special meeting of stockholders , or in connection with any action taken by written consent (if action by written consent is permitted under the Company's certificate of incorporation and/or bylaws) in same manner and in the same proportion as shares of Common Stock that are not held by the Stockholders are voted or consents are given.  The proxy granted by Stockholders pursuant to this Article 1 is coupled with an interest and irrevocable; provided that, the proxy granted by Stockholders shall be revoked upon termination of this Agreement in accordance with its terms and, provided further, the proxy granted by the Stockholders shall be revoked with respect to Shares sold by Stockholders to one or more unaffiliated third parties pursuant to Section 2.02 below at the time of such sale or disposition.

ARTICLE 2
COVENANTS NOT TO ACQUIRE, TRANSFER OR ENCUMBER

Section 2.01.  No Acquiring of Securities. Stockholders shall not acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any equity securities, loans, debt securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company's loans, debt securities, equity securities or assets during the term of this Agreement without the prior written consent of the Company, which the Company may withhold  in its sole discretion.  In the event that Stockholders acquire any additional shares of Company Common Stock (including through a stock dividend or stock split) or any options, warrants or other rights to acquire shares of Company Common Stock after the date of this Agreement (whether acquired with the Company's prior written consent or otherwise), the Stockholders acknowledge and agree that such additional acquired shares and any such additional shares acquired upon the exercise of any options, warrants or other rights to acquire shares, shall be deemed to be Shares for purposes of this Agreement and subject to all of the terms and conditions of this Agreement.

Section 2.02.  No Transfer of Securities.  Except for sales of Shares to unaffiliated third parties as provided  in the second paragraph of this Section 2.02, Stockholders shall not directly or indirectly, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of including any Shares or other securities of the Company during the term of this Agreement without the prior written consent of the Company, which the Company may withhold in its sole discretion.  The Company, in its sole discretion, may condition any sale or other transfer of the Shares upon the agreement of the purchaser or other transferee to be bound by this Agreement.

Notwithstanding the provisions of the first paragraph of this Section 2.02, if the CEO sells to one or more unaffiliated third parties an aggregate of five percent (5%) or more of the Company's outstanding Common Stock, the Stockholders shall have the right to sell  to one or more unaffiliated third parties an aggregate amount of Shares equal to the same proportionate amount of Shares with respect to their total holdings of Shares as the shares of Common Stock sold by the CEO relate to the total number of shares of Common Stock owned by or attributed to the CEO.  The Company agrees that it shall not withhold its consent to such sales by the Stockholders. For the purpose of this provision, the following shares of Common Stock are deemed to be owned by or attributed to the CEO and shall be aggregated for purposes of this paragraph (i) shares of Common Stock held directly by the CEO, (ii) shares of Common Stock not held directly by the CEO but beneficially owned by the CEO (as determined under Rule 13d- 3 under the Securities Exchange Act of 1934, as amended), and (iii) shares of Common Stock held by certain family trusts (the "Trusts") with respect to which the CEO disclaims beneficial ownership and voting power.  For the avoidance of doubt, as of the day hereof, under (i) and (ii) as set forth above, the CEO currently directly or beneficially owns 23,296,474 shares of Common Stock and under (iii), as set forth above, the Trusts hold  13,710,869 shares of Common Stock. All such shares shall ·be included in the calculations for purposes of this paragraph. The Company shall give Stockholders notice of sale of Company shares by the CEO or the Trusts in an amount equal to five percent (5%) or more of the Company's outstanding Common Stock within 3 business days after any such sale takes place. As of the date of this Agreement, the CEO or the Trusts have not sold any shares of Company Common Stock.

Section 2.03.  No Proxies for Shares.  Stockholders shall not directly or indirectly grant any proxies or powers of attorney or enter into any voting agreement, voting trust or other agreement or arrangement with respect to the voting of any Shares during the term of this Agreement without the prior written consent of the Company, which the Company may withhold in its sole discretion.

Section 2.04.  Notation of Restrictions.  Stockholders agree that the Company may inform the transfer agent of the Company's Common Stock of the terms of this Agreement and may request that the transfer agent place appropriate "stop transfer" notations in the Company's stock transfer records of the restrictions and limitations imposed hereunder. If the Company issues certificates representing ownership of shares of its Common Stock, Stockholders agree to the placement of one or more legends on any certificates representing ownership of Shares noting the restrictions and limitations imposed hereunder, and Stockholders further agree, upon the request of the Company, to surrender any and all certificates representing ownership of Shares and to the issuance of replacement certificates that include such legends.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Stockholders represent and warrant to the Company that:

Section 3.01.  Authorization.  Stockholders have duly executed and delivered this Agreement and the execution, delivery and performance by Stockholders of this Agreement and the consummation by Stockholders of the transactions contemplated  hereby are within the powers and legal capacities of Stockholders and have been duly authorized by all necessary action.  This Agreement is a valid and binding agreement of Stockholders.  If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 3.02.  Non-Contravention.  To the best of Stockholders' knowledge, the execution, delivery and performance by Stockholders of this Agreement and the consummation  of the transactions contemplated hereby do not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (ii) require any consent or other action by any person or entity under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholders are entitled under any provision of any agreement or other instrument binding on Stockholders.

Section 3.03.  Ownership of Shares.  Stockholders are the record and beneficial owners of the Shares, free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), other than any limitation or restriction imposed by applicable securities laws or under the terms of this Agreement. Stockholders have sole voting power and the sole power of disposition with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, other than any limitation or restriction on disposition imposed by applicable securities laws and the limitations, qualifications and restrictions on voting and disposition under the terms of this Agreement. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. The revocation by the Stockholders of any and all previously-granted proxies in connection with the Stockholders' entry into this Agreement is valid and effective, and is enforceable by the Stockholders against any such prior proxy holder.

Section 3.04.  Total Shares.  Except for the Shares set forth on the signature page hereto, the Stockholders do not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Stockholders:

Section 4.01.  Corporate Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation  by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action.  This Agreement constitutes a valid and binding agreement  of the Company.

ARTICLE 5
COVENANT NOT TO SUE; INDEMNIFICATION

Section 5.01.  Covenant Not to Sue.  Stockholders shall not commence or institute any legal actions, including litigation, arbitration or any other legal proceedings of any kind whatsoever, in law or equity, or assert any claim, demand, action or cause of action concerning the voting of the Shares in accordance with the proxy granted hereunder.

Section 5.02.  Indemnification.

(a)  The Stockholders, jointly and severally, shall indemnify and hold harmless the Company and its officers, directors, employees, agents, affiliates, successors and permitted assigns (collectively, "Company Indemnified Party") against any and all losses, damages, liabilities, claims and  expenses of whatever kind, including reasonable attorneys' fees, that are incurred by Company Indemnified Party, as a result of any breach or non-fulfillment of any representation, warranty or covenant set forth in this Agreement by the Stockholders.

(b)  The Company shall indemnify and hold harmless the Stockholders and its officers, directors, employees, agents, affiliates, successors and permitted assigns (collectively, "Stockholders Indemnified Party") against any and all losses, damages, liabilities, claims and  expenses of whatever kind, including reasonable attorneys' fees, that are incurred by Stockholders Indemnified Party, as a result of any breach or non-fulfillment of any representation, warranty or covenant set forth in this Agreement by the Company.

ARTICLE 6
MISCELLANEOUS

Section 6.01.  Further Assurances. The Company and Stockholders will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

Section 6.02.  Amendments.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver , by the party against whom the waiver is to be effective.

Section 6.03.  Termination. This Agreement shall terminate upon the occurrence of any of the following events:

(a) the delisting of the Shares from NASDAQ;

(b) the consent of NASDAQ to the termination of this Agreement; or

(c) the Company enters into a transaction or series of related transactions as a result of which the Stockholders own less than five percent (5%) of the Company's outstanding Common Stock (or, in the event that the Company is not the surviving corporation in such transaction or series of transactions, less than five percent (5%) of the outstanding voting securities of such surviving corporation).

Section 6.04.  Effect of Termination. Upon termination the obligations of the parties under this Agreement shall thereafter immediately terminate, except that each party shall remain liable with respect to breaches of this Agreement occurring prior to such termination.

Section 6.05.  Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.06.  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that each party hereto may transfer or assign its rights and obligations to its affiliates.

Section 6.07.  Disclosure.  Stockholders hereby agree that the Company may publish and disclose in its filings made with the Securities and Exchange Commission and in any communications with NASDAQ, and in any public statement or regulatory filing which the Company reasonably determines to be necessary or desirable to comply with applicable law or the rules and regulations of NASDAQ, this Agreement, Stockholders' identity and ownership of the Shares and the nature of Stockholders' commitments, arrangements and understandings under this Agreement.

Section 6.08.  Governing Law; Waiver of Jury Trial; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any conflicts of law provisions. EACH PARTY HEREBY IRREVOCABLY  WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER  HEREOF, WHETHER NOW EXISTING OR HEREAFTER  ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  Each of the parties hereto (i) irrevocably consents to the jurisdiction  and venue of the Delaware Court of Chancery or any court of the United  States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction  by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or, if under applicable law exclusive jurisdiction  over such matter is vested in the federal courts, any court of the United States located in the State of Delaware and (iv) consents to service being made through the notice procedures set forth in Section 6.12.

Section 6.09.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

Section 6.10.  Severability.  If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6.11.  Specific Performance.  The parties hereto agree that each party hereto would suffer irreparable damage in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 6.12.  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to 6D Global Technologies, Inc., 17 State Street, Suite 2550, New York, NY 10004, Attention: CEO, and (ii) if to Stockholders, to the address set forth on the signature page hereto.

[Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

6D GLOBAL TECHNOLOGIES , INC.

By:	/s/ Tejune Kang
Name: Tejune Kang, CEO
Title: CEO

NYGG (ASIA) LTD.

By:	/s/ Roger Li
Name: Roger Li
Title: Managing Director

Address for Notices:

Securities Beneficially Owned by Stockholders: 35,629,883 shares of Common Stock

EXHIBIT  A
to

STOCKHOLDERS' AGREEMENT ("Agreement") dated as of January 14, 2016 between 6D Global Technologies, Inc., a Delaware corporation and NYGG (Asia) Ltd., a company organized under the laws of the British Virgin Islands, for itself and on behalf of its affiliates.

IRREVOCABLE PROXY

NYGG (Asia) Ltd., a company organized under the laws of the British Virgin Islands, for itself and on behalf of its affiliates (collectively, the "Stockholders"), appoints Tejune Kang, or, if he is no longer serving as the Chief Executive Officer of the Company, his successor as Chief Executive Officer, or his appointed designee or designees, with full power of substitution and resubstitution, to vote and consent, to exercise all voting and consent rights, and to exercise all related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Shares subject to the Agreement, in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by Stockholders as of the date of this Irrevocable Proxy are listed on the signature page of this Irrevocable Proxy, along with the number(s) of the stock certificate(s) (if any) representing such Shares. Upon Stockholders' execution of this Irrevocable Proxy, any and all prior proxies or powers of attorney given by the undersigned with respect to any Shares are hereby revoked and terminated, and the Stockholder agrees not to grant any subsequent proxies or powers of attorney during the term of the Agreement.

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Agreement,

The attorneys and proxies named herein, and each of them, are hereby authorized and empowered by Stockholders, at any time during the term of the Agreement, to act as the Stockholders' attorney and proxy to vote all of the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to all of the Shares (including, without limitation, the power to execute and deliver written consents) at every annual or special meeting of stockholders of the Company (and at every adjournment or postponement thereof), and in every written consent action taken in lieu of such meeting; provided, however, that the attorneys and proxies shall vote or provide consent with respect to the Shares in same manner and in the same proportion as shares of the Company's common stock that are not held by Stockholders are voted or consents are given.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the termination of the Agreement.

IN WITNESS WHEREOF, Stockholders have caused this Irrevocable Proxy to be duly executed as January 14, 2015.

NYGG (ASIA) LTD.

By:	/s/ Roger Li
Name: Roger Li
Title: Managing Director

Number of Shares:  35,629,883